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                                                                     EXHIBIT 4.1



                          CERTIFICATE OF AMENDMENT TO THE
                 AMENDED AND RESTATED CERTIFICATE OF INCORPORATION
                                       OF
                             ALLEGIANCE TELECOM, INC.
                              *      *      *      *


         The undersigned, being the Secretary of Allegiance Telecom, Inc., a corporation duly organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the "Corporation"), DOES HEREBY CERTIFY as follows:

         FIRST: The Board of Directors of the Corporation adopted the resolution set forth below proposing an amendment to the Amended and Restated Certificate of Incorporation of the Corporation (the "Amendment") and directed that the Amendment be submitted to the stockholders of the issued and outstanding shares of capital stock of the Corporation entitled to vote thereon for its consideration and approval:

         RESOLVED, that the Amended and Restated Certificate of Incorporation of the Corporation be, and hereby is, amended in accordance with
         Section 242 of the Delaware General Corporation Law by replacing Part A of ARTICLE IV thereof with the following:

               "Part A. General. The maximum number of shares of capital stock that the Corporation is authorized to have outstanding at any one time is 751,000,000 shares, consisting of: (i) 1,000,000 shares of Preferred Stock, par value $0.01 per share (the "Preferred Stock"); and (ii) 750,000,000 shares of Common Stock, par value $0.01 per share (the "Common Stock")."

         SECOND: That the Certificate of Amendment has been approved by the Corporation pursuant to a resolution of its Board of Directors and duly adopted by the majority of the shares outstanding entitled to vote thereon.

         THIRD: The Certificate of Amendment was duly adopted in accordance with the provisions of Sections 242 and 222 of Delaware General Corporation Law.

         FOURTH: That the Certificate of Amendment shall become effective on the date this Certificate of Amendment is duly filed with the Secretary of State of the State of Delaware.

         IN WITNESS WHEREOF, the undersigned does hereby declare and certify under penalties of perjury that this Certificate of Amendment to the Amended and Restated Certificate of Incorporation of the Corporation is the act and deed of the Corporation and the facts stated herein are true, and accordingly has hereunto set his hand this 27 day of August, 2001.

                              ALLEGIANCE TELECOM, INC.,
                              a Delaware corporation
                              By:     /s/ Mark B. Tresnowski
                                        Mark B. Tresnowski,
                                      Senior Vice President, General Counsel
                                      and Secretary